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Exhibit 23.1(b)

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-99070) pertaining to the Chicago Miniature Lamp, Inc. 1995 Incentive and Non-Statutory Stock Option Plan of our report dated January 31, 2001, with respect to the financial statements of Chicago Miniature Lamp (Canada), Inc. included in the Annual Report (Form 10-K) of SLI, Inc. for the year ended December 31, 2000.



/s/ Hards Pearson

Barrie, Ontario, Canada
Chartered Accountants
March 28, 2001